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                                                                    EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To ORIX Credit Alliance Receivables Trust 1999-A:

        As independent public accountants, we hereby consent to the use of our report dated November 10, 1999, on the balance sheet of ORIX Credit Alliance Receivables Trust 1999-A as of November 1, 1999, included in this registration statement and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
--------------------------------
New York, New York
November 10, 1999